UNITED STATES SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report: January 28, 2011
(Date of earliest event reported)
HERMAN MILLER, INC.
(Exact name of registrant as specified in its charter)

Michigan (State or Other Jurisdiction of incorporation)	001-15141 (Commission File No.)	38-0837640 (IRS Employer Identification no.)

855 East Main Avenue Zeeland, Michigan (Address of Principal Executive Offices)	49464 (Zip Code)
(616) 654-3000
(Registrant's Telephone Number, Including Area Code)
Not Applicable
(Former Name or Former Address, if Changed Since Last Report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):
[__]     Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[__]     Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[__]     Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[__]     Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02(b)       Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers
Effective January 28, 2011 Mark S. Nemschoff resigned as a member of the Board of Directors (the “Board”) of Herman Miller, Inc. (the Company) . The resignation is in conjunction with the agreement to settle the remaining contingency based purchase price elements related to the Company's acquisition of Nemschoff Chairs LLC. There is no disagreement between Mr. Nemschoff and the Company on any matter relating to the Company's operations, policies or practices.

Item 7.01    Regulation FD Disclosure
On January 31, 2011 the Company announced that it has reached an agreement with NC Holding Company to settle the remaining contingency-based purchase price elements related to its acquisition of Nemschoff Chairs LLC. A copy of this press release is attached as Exhibit 99.1.
The information in this Form 8-K under Items 5.02 and 7.01 and the attached Exhibit shall not be deemed filed for purposes of Section 18 of the Securities Act of 1934, as amended, nor shall it be deemed incorporated by reference in any filing under the Securities Act of 1933, as amended, except as shall be expressly set forth by specific reference in such filing.

Item 9.01.         Financial Statements and Exhibits.
99.1    Press release announcing agreement to settle contingency-based purchase price elements of Nemschoff Chairs LLC acquisition, issued by the Company on January 31, 2011

SIGNATURE
    Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this Report to be signed on its behalf by the undersigned thereunto duly authorized.

Dated: January 31, 2011	HERMAN MILLER, INC.
(Registrant)

	By:	/s/ Gregory J. Bylsma Gregory J. Bylsma
Chief Financial Officer (Principal Accounting Officer and Duly Authorized Signatory for Registrant)